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                                                                  Exhibit 10.3.1

REPERTORY NO.

                               INDENTURE AGREEMENT

                                 BY AND BETWEEN

                   HQI TRANSELEC CHILE S.A. AND BANCO DE CHILE

In Santiago, Chile, on February 12, 2001, before me, Fernando Alzate Claro, attorney, Notary Public, alternate to Mrs. Antonieta Mendoza Escalas, titular of the 16th Notarial Office and Mines Registrar of Santiago, with offices in this city at San Sebastian 2750, Las Condes, there appeared:

Guillermo Espinoza Ihnen, Chilean, married, civil engineer, national identity card No. 4.606.916-1, as the General Manager, on behalf of, as shall be evidenced, HQI TRANSELEC CHILE S.A., taxpayer identification number 77.498.870-K, both domiciled at Santa Rosa 76, 9th floor, borough of Santiago, hereinafter also indistinctly Transelec, the Issuer or the Company, and Mr. Jose Izquierdo Walker, Chilean, married, civil engineer, identity card No. 5.543.500-6, and Mr. Jose Diaz Pefaur, Chilean, married, bank employee, identity card No. 7.338.994-5, both on behalf of, as shall be evidenced, Banco de Chile, taxpayer identification No. 97.004.000-5, hereinafter also indistinctly the "Bondholders Representative" or the "Representative"; all domiciled in this city at Ahumada 251, borough of Santiago. Notwithstanding the foregoing, whenever reference is made jointly to the parties, they shall also be called the Parties and individually they may be called a Party; who are of age, evidenced their identity by the aforesaid identity cards and stated:

Pursuant to the resolution of the Board of Directors of HQI Transelec Chile S.A. adopted at a meeting held February 2, 2001, the Minutes of which were executed to public deed on February 5, 2001 in the Santiago Notarial Office of Mr. Fernando Opazo Larrain, the Parties hereby enter into an Indenture Agreement for bonds that will be issued by HQI Transelec Chile SA., Banco de Chile acting as the representative of the individuals or bodies corporate who acquire such Bonds and as Paying Bank, all pursuant to the


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stipulations contained herein and the provisions in the Securities Market Law and the Companies Law and other regulations applicable to this matter.

DEFINITIONS: For all purposes hereof, unless otherwise inferred from the context, all terms set out below shall be understood according to the definition set opposite for each thereof, always provided they are capitalized or the first letter thereof is capitalized, whether they are used in singular or plural and notwithstanding other definitions contained in the text of this agreement:

Essential Assets        :     The primary lines and equipment for electric
                              transmission of a voltage greater than or equal to 220,000 volts, including the concessions associated to such electric transmission lines and excluding: (i) the primary lines and equipments that are dedicated principally to specific users, whether they are power plants or industrial or mining customers; and (ii) facilities of any voltage level that interconnect two or more electric systems in the country or abroad.

Total Assets            :     Corresponds to the value appearing under code
                              5.10.00.00 of the FECU (equal to item 10.000 of the FECU existing as of December 31, 2000).

Paying Bank             :     The bank indicated in number 1 of letter (a) of
                              Clause Second hereof.

Bond, Bonds or BONDS    :     One or more of the Bonds issued hereunder in any
                              of the series or subseries thereof.


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Business Day            :     Any day other than a Saturday or holiday.

Issuer or ISSUER        :     HQI Transelec Chile S.A.

Financial Statements    :     Means the general balance sheet, statement of
                              income, statement of cash flow and other information of the Issuer contained in the FECU established in Circular No. 239 of the Superintendency, as amended, or the rule superseding it.

FECU                    :     Means the Uniform Codified Statistical Record that
                              must be presented from time to time to the Superintendency or such other instrument replacing it.

Liens                   :     The liens to which numeral (iv) of Clause
                              Thirteenth hereof refers.

Value-Added Tax or VAT  :     Means the tax governed by Decree Law 825 of 1976.

Minority Interest       :     Means the interest corresponding to item
                              5.23.00.00 of the Consolidated FECU of the Issuer
                              (equal to item 24.000 of the FECU existing through December 31, 2000).

Bondholders Meetings    :     The meetings of Bondholders to which Clause
                              Twenty-Second hereof refers.

Securities Market Law   :     Law No. 18,045, as subsequently amended.

The Companies Law       :     Law No. 18,046, as subsequently amended.



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Equity                      :      Corresponds to the value appearing in Code
                                   5.24.00.00 of the FECU (equal to item 23.000 of the FECU existing through December 31,
                                   2000).

Pesos                       :      The legal tender of Chile.

Representative or           :      The bank identified in the preamble and in
Bondholders Representative         clause second hereof and the legal successor
                                   thereof.

Superintendency             :      Means the Superintendency of Securities and
                                   Insurance, an autonomous government agency with legal capacity and its own equity, created by Decree Law No. 3,538 of December
                                   23, 1980, or the agency that succeeds or assumes the functions thereof.

Holder, Holders or          :      The holder or holders of one or more of the
Bondholders                        Bonds stipulated herein.

Unidad de Fomento           :      Means the adjustable unit set by the Central
                                   Bank of Chile under Law 18,840.

                                    SECTION I
                  INFORMATION ON THE ISSUER AND THE BONDHOLDERS
                                 REPRESENTATIVE

CLAUSE FIRST: INFORMATION ON THE ISSUER

A.    Legal Information

      1.    Name: HQI Transelec Chile S.A.

      2. Legal Domicile and Business Headquarters: The legal domicile thereof is the city of Santiago, borough of the same name, notwithstanding the agencies, offices and branches that it may establish in other points of the country or abroad. Its headquarters are located in the city of Santiago at Santa Rosa 76, 9th floor, borough of Santiago.


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      3.    Taxpayer Identification No. 77.498.870-K.

      4. Legal Incorporation: Transelec is a corporation that is currently in the process of registration in the Securities Registry kept by the Superintendency of Securities and Insurance. The company was incorporated under the corporate name "Inversiones HQ Chile Limitada" by public deed dated September 15, 2000, notarized by Mr. Ivan Torrealba Acevedo of Santiago. An abstract thereof was registered on page 24,911 No. 19,733 of the Registry of Commerce of the Santiago Real Estate Registrar and was published in the Official Gazette on September 26, 2000. The company changed its name to Inversiones HQI Transelec Limitada by public deed notarized by Mr. Ivan Torrealba Acevedo on October 3, 2000. An abstract thereof was registered on page 26177 No. 20721 of the Registry of Commerce of the Santiago Real Estate Registrar and was published in the Official Gazette on October 6, 2000. The equity capital was increased by public deed notarized by Mr. Ivan Torrealba Acevedo of Santiago on October 16, 2000. An abstract of said deed was registered on page 28057 No. 22311 of the Registry of Commerce of the Santiago Real Estate Registrar and was published in the Official Gazette on October 24, 2000. Finally, by public deed dated November 23, 2000, notarized by Mr. Ivan Torrealba Acevedo, the Company was transformed into a corporation under its actual corporate name. An abstract of such deed was published in the Official Gazette on December 22, 2000 and was registered in the 2000 Santiago Registry of Commerce on page 33,843, number 27083.

      5.    Duration: The duration of the Issuer is indefinite.

      6. Business Purpose: The principal purpose of the Issuer is to exploit and develop electric systems owned thereby or by third parties used to transport or transmit electric energy and it may, for such purposes, obtain, acquire and enjoy the respective concessions and permits and exercise all rights and powers conferred upon electricity companies by governing law. The business purpose includes commercialization of the transportation capacity of the lines and transformation capacity of the substations and associated equipment in order for power plants, both national as well as foreign, to be able to transmit


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            electric energy they produce and reach centers of demand thereof;
            the rendering of consulting services in the disciplines of engineering and business management in relation to its principal purpose; and the development of other commercial and industrial activities relating to the use of the infrastructure used for electricity transmission. The company may, in performance of its business purpose, act directly or through subsidiaries or affiliates both in the country as well as abroad.

B.    Economic Information on the Issuer

      1. Subscribed and Paid-in Capital: The subscribed and paid-in capital on the date hereof is five hundred and thirty-seven million four hundred and seven thousand seven hundred and sixty United States of America dollars and four cents.

      2.    Outstanding Bond Issues: The Issuer has no outstanding bond issues.

      3. Preferred or Privileged Debt: The Issuer has no other preferred or privileged debt except as established by common law.

CLAUSE SECOND: INFORMATION ON THE BONDHOLDERS REPRESENTATIVE.

A.    Legal Information

      1.    Name: Banco de Chile.

      2. Legal Domicile and Headquarters: The legal domicile of Banco de Chile is the city of Santiago, Chile, borough of the same name, and the address of its main office is Ahumada 251.

      3.    Taxpayer Identification No. 97.004.000-5.

      4. Legal Incorporation: Banco de Chile is a bank with legal capacity and its own equity established by the merger of Banco Nacional de Chile, Banco de Valparaiso and Banco Agricola pursuant to a public deed dated October 28,


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            1893, notarized by Mr. Eduardo Reyes Lavalle of Santiago and authorized by Executive Decree dated November 28, 1893, registered on page 125 No. 150 of the 1893 Registry of Commerce of the Santiago Real Estate Registrar. Banco de Chile, the legal continuer of the previous Banco de Chile pursuant to Article 25 of Law 19,396, was established by public deed dated July 19, 1996, notarized by Mr. Rene Benavente Cash of Santiago and authorized by Resolution No. 132 of September 17, 1996, rectified by resolution of September 20, 1996, both issued by the Superintendency of Banks and Financial Institutions, registered on page 23,859 No. 18,638 of the 1996 Registry of Commerce of the Santiago Real Estate Registrar and published in the Official Gazette on September 26, 1996.

      5.    Duration: Banco de Chile is a continuing corporation.

      6. Business Purpose: Banco de Chile engages in all businesses permitted for banks by the General Banking Law.

B. Economic Information on the Representative: The most recent financial statements of Banco de Chile presented to the Superintendency of Banks and Financial Institutions are dated December 31, 2000 and the actual equity as of that same date was 377,209,067,523 pesos.

CLAUSE THIRD: BONDHOLDERS REPRESENTATIVE FEE

The Issuer shall pay Banco de Chile the following fees for its work as the Bondholders Representative in the equivalent in pesos, legal tender:

a) fifty Unidades de Fomento plus Value-Added Tax, payable one-time only simultaneous to subscription hereof;

b) an annual fee of two hundred Unidades de Fomento plus Value-Added Tax. The first payment shall be made when the underwriting begins and thereafter within the first ten days of each year during the entire term the issuance is outstanding; and

c) fifty Unidades de Fomento plus Value-Added Tax whenever the Issuer requests convocation of a Bondholders Meeting. All expenses reasonably incurred by the



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      Bondholders Representative to perform the functions contemplated by law and this agreement, including those originating in the convocation and holding of a Bondholders Meeting, which encompass the professional fees involved, publication of notices of convocation and other related notices, shall be payable by the Issuer, who should supply the funds for such purposes in due course to the Bondholders Representative. The expenses shall be justified by the corresponding budgets and receipts. The aforesaid professional fees shall be paid on the basis of the time actually used according to the prevailing market compensation.

                   SECTION II. GENERAL CONDITIONS OF THE ISSUE

CLAUSE FOURTH: HISTORY, AMOUNT, CHARACTERISTICS AND CONDITIONS OF THE ISSUE

One. Amount, Series, Number of Bonds and Par Value of the Bonds: The issue of the Bonds stipulated herein shall be for an aggregate amount equal to ten million Unidades de Fomento, divided into two series of Bonds, called series A, for a nominal principal amount equal to seven million Unidades de Fomento; and series B, for a principal amount equal to four million Unidades de Fomento. In no case shall the sum total of the principal amounts of both series exceed ten million Unidades de Fomento. The series A is subdivided in turn into two subseries, namely: subseries A-1, for a nominal principal amount equal to three million Unidades de Fomento, corresponding to 3,000 Bonds at a par value of 1,000 Unidades de Fomento each; and subseries A-2, for as much as a nominal principal amount equal to four million Unidades de Fomento, corresponding to 400 Bonds, with a par value of 10,000 Unidades de Fomento each. The series B is subdivided in turn into two subseries, namely: subseries B-1, for up to a nominal principal amount equal to one million Unidades de Fomento corresponding to 1,000 Bonds with a par value of 1,000 Unidades de Fomento each; and subseries B-2, for up to a nominal principal amount equal to three million Unidades de Fomento corresponding to 300 Bonds with a par value of 10,000 Unidades de Fomento each.

Two. Term for Underwriting: The term for underwriting both series of Bonds will expire in 36 months, in both cases as of the date of registration of this issue in the Superintendency's Registry.


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

Three. Expiration Date: The series A Bonds will expire on March 1, 2007 and the series B Bonds will expire on March 1, 2022.

Four. Characteristics and Transfer of Certificates: The Bonds in both series shall be bearer Bonds and the transfer thereof shall be made by material delivery of the same pursuant to general rules. Coupons shall not be transferable separate from the certificate to which they accede.

Five. Numeration of the Certificates: The certificates shall be numbered correlatively within each subseries starting with number 000001, and each certificate shall represent one Bond.

Six. Coupons for the Payment of Interest and Amortizations: The certificates shall bear the number of coupons indicated below according to the relevant subseries:

Subseries A-1 and subseries A-2 of series A shall each have 12 coupons for interest payments. The last of the Bond coupons corresponding to each of these subseries shall bear the value corresponding to the total amortization of the Bond in addition to the value corresponding to interest payment since the principal shall be paid in one single installment upon maturity. Subseries B-1 and subseries B-2 of series B shall each have 42 coupons for the payment of interest and the payment of interest and amortization, as applicable. The first 12 coupons of each of these subseries shall bear the value corresponding solely to the payment of interest while the remaining 30 coupons shall bear the value both of interest as well as amortizations. Each coupon will indicate its value, the expiration date and the series and subseries of the Bond to which it belongs. The interest and amortizations will be paid upon exhibition of the respective certificate and against delivery of the corresponding coupon.

Seven. Interest: Series A Bonds shall accrue an interest of 6.2% annually on the unpaid principal expressed in Unidades de Fomento, calculated on the basis of a 360-day year, in arrears, compounded semi-annually on equal semesters of 180 days. The series B Bonds shall accrue interest of 6.2% annually on the unpaid principal expressed in Unidades de Fomento, calculated on the basis of a 360-day year, in arrears, compounded semi-annually on equal semesters of 180 days. The interest for both series shall accrue as of March 1, 2001 and shall be payable as of September 1, 2001, on the dates specified in number nine of this Clause. The interest and principal not collected on the corresponding



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dates shall not accrue new interest or adjustments. Nor shall interest accrue on the Bonds collected subsequent to their expiry date or their early redemption date, if applicable, unless the Issuer becomes delinquent, in which case the Bonds shall accrue interest equal to the interest contained in article 16 of Law 18010 through actual payment of the debt. Furthermore, it is stipulated that a delay in collection incurred by the Bondholder shall not constitute a delinquency or simple delay in the payment of principal, interest or adjustments.

Eight. Adjustment: The Bonds in both series shall be denominated in Unidades de Fomento and, therefore, the unpaid balance of principal shall be adjusted by the change in the value of the Unidad de Fomento from the day of issue to the day of the respective maturities as indicated in point nine below. For these purposes, the value of the Unidad de Fomento in effect on the day payment must be made shall be used and the publications of the Unidad de Fomento shall be deemed valid as made by the Central Bank of Chile in the Official Gazette pursuant to number 9 of article 35 of Law 18840, the Constitutional Charter of the Central Bank of Chile. If for any reason the Unidad de Fomento ceases to exist or the form of calculation thereof is changed, the change in the Consumer Price Index in the same period shall apply in substitution with a gap of one month, as calculated by the National Statistics Bureau or the successor or substitute thereof.

Nine. Interest payment dates and principal amortization and interest payment dates: The payment schedules containing the interest payment dates and principal amortization and interest payment dates of the Bonds in this Issue are filed under number _______ at the end of the Registry kept by the certifying notary and are deemed an integral part of this public deed.

Ten. Currency of Payment: The Bonds shall be payable in pesos, legal tender, at the value of the Unidad de Fomento on the day of actual payment.

Eleven. Early Redemption: There shall be no early redemption regarding the series A Bonds. The Issuer may redeem all or part of the series B Bonds early as of September 1, 2009 on any of the interest payment dates or principal amortization and interest payment dates. The Bonds shall be redeemed at the value equal to the amount of unpaid principal plus the interest accrued through the day when early payment is made. If only part of the series B Bonds are redeemed in advance, the Issuer shall conduct a drawing of lots before a Notary to determine which will be redeemed. For these purposes, the Issuer shall



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publish a notice in the newspaper El Mercurio of Santiago and notify the
Bondholders Representative through a minister of faith at least 15 days in advance of the date when the drawing of lots shall be held before a Notary. Such notice shall indicate the amount to be redeemed early in Unidades de Fomento. The Notary before whom the drawing will be made shall be indicated as well as the day, time and place where it will be conducted. The Issuer, the Representative and the Bondholders who wish may attend the drawing of lots. The early redemption procedure shall not be invalidated if none of such persons attends the drawing of lots. Minutes of the proceedings shall be prepared by the respective notary on the day of the drawing of lots that shall record the number and series of Bonds awarded. The minutes will be filed in the public deed registries of the Notary before whom the drawing of lots is conducted. The drawing of lots should take place at least 30 days in advance of the interest payment date or principal amortization and interest payment date when the early redemption is to be made. The list of the Bonds that will be redeemed in advance according to the drawing of lots will be published one-time only in the newspaper El Mercurio of Santiago within 5 days after the drawing of lots and should state the number and series of each thereof. If the early redemption contemplates all of the Bonds of any of the series in circulation, a notice will be published one-time only in the aforesaid newspaper indicating such fact. This notice should be published at least 30 days in advance of the early payment date. If the interest or principal amortization and interest payment date when the early redemption will be made is a non-Business Day, the early redemption shall be made on the next succeeding Business Day. The interest on the Bonds awarded will accrue only through the day of prepayment.

CLAUSE FIFTH: MENTIONS IN THE BOND CERTIFICATES

The Bond certificates shall contain at least the following mentions:

1. Name and address of the Issuer and juridical specifications on the legal incorporation thereof.

2. City, date and notarial office in which the Indenture Agreement was executed and the number and date of its registration in the Superintendency.

3.    An indication of the series and the correlative number of the certificate.

4. The par value of the Bond and the number of Bonds represented by the certificate.



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5.    An indication that the Bonds are to the bearer.

6.    The face amount of the issue and the term for placement.

7. A statement that the issue is unsecured except for the general right of pledge pursuant to law.

8. The adjustment procedure, interest rate, a description of the procedure for calculation thereof, the date and time of amortization and the dates and place of payment of interest and amortizations.

9. The date from which the Bonds accrue interest and adjustments and as of which the period of amortization begins.

10. The name of the Bondholders Representative and the way in which the replacement thereof will be informed.

11. A statement that only the holders who have been registered in the respective meeting five business days in advance of the date of such meeting in the special registry to be kept by the Issuer will be able to participate at Bondholders Meetings.

12. The date of the certificate, seal of the Issuer and signature of one of the persons authorized by the Issuer and one of the persons authorized by the Bondholders Representative.

13.   The way in which early redemption of Bonds shall proceed.

14.   The following legend on liability:

      "ONLY THE ISSUER AND ANY FUTURE OBLIGORS ARE RESEPONSIBLE FOR PAYMENT OF THIS BOND. THE FACT THAT THE SUPERINTENDENCY OF SECURITIES AND INSURANCE HAS REGISTERED THE ISSUE DOES NOT MEAN THAT IT SECURES PAYMENT THEREOF OR THE SOLVENCY OF THE ISSUER. ACCORDINGLY, THE



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      RISK OF ACQUISITION THEREOF IS THE EXCLUSIVE RESPONSIBILITY OF THE
      PURCHASER."

CLAUSE SIXTH: GUARANTEES

This Bond Issue is unsecured, notwithstanding the general right of pledge on the Issuer's assets pursuant to articles 2457 and 2469 of the Civil Code.

CLAUSE SEVENTH: NO CONVERSION

The Bonds issued pursuant to this agreement cannot be converted to shares.

CLAUSE EIGHTH: USE OF FUNDS.

The funds from the underwriting of the Bonds shall be allocated preferentially to payment of financial obligations of the Issuer currently outstanding and, once they are extinguished, to the granting of credits to its parent company for the prepayment of debt assumed by the latter.

CLAUSE NINTH: DELIVERY AND ACQUISITION OF THE BONDS

A. Delivery of Certificates. The certificates of the Bonds shall be delivered to the holders at the time of subscription and payment thereof.

B. Subscription or Acquisition. The subscription or acquisition of Bonds implies that the subscriber or purchaser accepts and ratifies all stipulations, rules and conditions established herein.

C. Exchange. The Issuer shall have no obligation to exchange any certificate for another of lower par value nor to include a lower amount of Bonds.

CLAUSE TENTH: PRESUMPTION OF OWNERSHIP AND TRANSFER OF BONDS.

For purposes hereof and the obligations assumed herein, the possessor of the corresponding certificate shall be presumed to be the owner of the Bonds. Transfer of the



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Bonds shall be accomplished by the material delivery of the corresponding certificate according to general rules.

CLAUSE ELEVENTH: MISPLACEMENT, DESTRUCTION AND RUIN OF CERTIFICATES OR COUPONS; ROBBERY OR THEFT.

A. The misplacement, loss, destruction or ruin of a certificate or one or more coupons will be the exclusive responsibility of the holder thereof. The holder should communicate any misplacement, destruction, loss or ruin of a certificate or coupon in writing to the representative, the Issuer and the stock exchanges, all in order to avoid any transactions regarding such document. The Issuer shall require, prior to issuing any duplicate in replacement of the misplaced or destroyed certificate and/or coupon:

      1. That interested party publish three notices in a nationally and widely circulated newspaper reporting to the public that a duplicate of the certificate and/or coupon will be issued, together with the series and number thereof, unless the holder of the respective certificate or coupon appears within 10 business days to enforce his rights; and

      2. That the interested party establish a guarantee in favor and to the satisfaction of the Issuer for a sum equal to the amount of the certificate and/or coupon for which a duplicate is requested, which shall remain in effect for a period of 5 years as from the date of the last coupon replaced.

B. If a certificate and/or coupon is damaged but the essential indications therein are not ruined or destroyed, the Issuer may issue a duplicate after publication by the interested party of a notice in a widely and nationally circulated newspaper informing the public that the original certificate is void. In this case, the requester shall deliver the certificate and the respective ruined coupon to the Issuer before a duplicate is issued thereto. The Issuer reserves the right to enforce the provisions in number 2 of letter A of this clause.

C. A stipulation shall be made in all the situations discussed in letters A and B above of compliance with their respective formalities in the duplicate certificate.



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D.    Furthermore, the publication of the notices indicated in number 1 of letter A of this clause and the cost of issuance of a replacement certificate shall be the expense of the requester.

E. A new certificate shall not be issued in the case of theft or robbery but rather the procedure established in Law 18,552 and in Law 18,092 shall be followed.

                   SECTION III. RULES ON BONDHOLDER PROTECTION

CLAUSE TWELFTH: REPRESENTATIONS AND AFFIRMATIONS BY THE ISSUER

The Issuer represents and affirms that on the date of execution of this agreement:

      i) It is a corporation legally incorporated and validly existing under the laws of the Republic of Chile.

      ii) The subscription and performance of this Agreement do not violate any statutory or contractual restrictions of the Issuer.

      iii) The obligations it assumes under this agreement have been validly and legally assumed and performance thereof may be required of the Issuer according to the terms of the same except when such performance is affected by the provisions contained in the Bankruptcy Law or another applicable law.

      iv) There is no judicial, administrative or any type of action filed thereagainst or known thereto that may materially and adversely affect the business thereof, its financial situation or operating results or might affect the legality, validity or performance of the obligations it assumes hereunder.

      v) To its best knowledge and understanding, it has all approvals, authorizations and permits required by governing law and applicable regulations for operation and exploitation of its business without which its business, financial situation or operating results could be adversely and materially affected.



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

      vi) The audited Financial Statements of the Issuer as of December 31, 2000 and the Financial Statements as of January 31, 2001 have been prepared according to generally accepted accounting principles of Chile, are complete and reliable, and fairly reflect the financial position of the Issuer on such dates. Furthermore, to its best knowledge and understanding, the Issuer has no liabilities, losses or obligations, whether or not contingent, that are not reflected in its Financial Statements and might adversely and materially affect its ability and capacity to fulfill its obligations assumed under this Indenture Agreement.

CLAUSE THIRTEENTH: OBLIGATIONS, LIMITATIONS AND PROHIBITIONS

Until the Issuer has paid all principal and interest to the Bondholders, it shall be subject to the following obligations, limitations and prohibitions, notwithstanding those applicable thereto pursuant to the general rules of the pertinent laws:

i) To comply with the laws, regulations and other legal provisions applicable thereto, as well as the tax or tribute laws applicable to the Issuer or its chattel and real estate provided, however, that the Issuer will not be obligated to comply with such laws, regulations and legal provisions when application or validity thereof is contested in good faith by the Issuer through the pertinent judicial and/or administrative procedures or when the default of such rule has no material and adverse effect, on an aggregate basis, on the capacity and ability of the Issuer to fulfill its obligations assumed under this Agreement, including, but not limited to, the payment of principal and interest owed thereunder.

ii) To establish and maintain appropriate accounting systems based on generally accepted accounting principles of Chile and to contract and maintain an independent auditing firm of renowned national or international prestige to examine and analyze its Financial Statements regarding which such firm should issue an opinion as of December 31st of each year. The Issuer shall furthermore contract and maintain on a continuous and uninterrupted basis two risk rating agencies registered with the Superintendency of Securities and Insurance as long as this issue is outstanding. Such risk rating agencies may be replaced provided the obligation to maintain two thereof on a continuous and uninterrupted basis is fulfilled as long as this issue is outstanding.

iii) To send a copy of all information to the Representative in the same period in which it should be delivered to the Superintendency by Chilean law provided it is not confidential information. The Issuer should also send a copy of its quarterly and annual individual and consolidated Financial Statements to the Representative in the same period in which they must be delivered to the Superintendency. The Issuer shall also send copies to the Representative of the risk rating reports on the issue no later than 5 business days after receipt from its private rating agencies. Finally, the Issuer undertakes to send the Representative all information relative to default on any of its obligations assumed herein, particularly in this clause, and any other material information required by the Superintendency thereon that must be informed to creditors and/or shareholders.

iv) To inform the Superintendency of the number of Bonds in each subseries actually underwritten within a period of 4 Business Days following: (i) the underwriting of Bonds for a par value of ten million Unidades de Fomento or (ii) expiration of the term for underwriting.

v) To notify the Representative of notices of regular or special shareholders meetings in compliance with the formalities and in the periods inherent to notice of shareholders meetings established in the by-laws or in the Companies Law and the regulations thereto.

vi) To maintain throughout the term of this Issue goods and assets free of any type of Lien, the book value of which is greater than or equal to 1.2 times the book value of the aggregate of obligations and debts of the Issuer that are not secured by real guarantees on goods and assets owned by this latter (the "Obligations"), including among such Obligations the debts arising from this Bond Issue. For these purposes, "Liens" shall be understood to be any mortgage, pledge or privilege or preference of those established in articles 2474 and 2477 of the Civil Code and, in general, any preemptive right established in favor of third parties on assets and goods owned by the Issuer, including, without limitation, sales with title retention, financial leasing, lease-backs or any act or contract that has essentially the same effects as the acts mentioned above but excluding (a) Liens established to secure the payment of taxes, assessments and other charges in favor of the Government or other public entities provided they do not refer at the time of their constitution to the payment or performance of obligations past due or delinquent; (b) Liens established under a judicial resolution in guarantee of obligations that are being contested by means of appropriate legal procedures; (c) Liens imposed by mere operation of the law such as those imposed in favor of carriers, depositaries of physical goods, lessors and the like, created because of operations within the normal course of the Issuer's business; and (d) easements and rights of way or other title retention regarding goods and transmission facilities required to conduct the Issuer's business.

vii) Not to sell, assign, transfer, contribute or convey in any way, either for or without valuable consideration, the Essential Assets of the Issuer as defined herein. The prohibitions and commitments to which this numeral refers shall not apply when the sale, assignment, transfer, contribution or conveyance is made to a subsidiary of the Issuer. In this case, the Issuer should maintain the status of parent company of such company to which it transfers the Essential Assets and such subsidiary may not in turn sell, assign, transfer, contribute or convey in any way, either for or without valuable consideration, the Essential Assets unless such transaction is made with a subsidiary of the Issuer or of the company, of which it should continue to be the parent. The subsidiary of the Issuer to which the Essential Assets are transferred or the subsidiary of thereof that may acquire them in turn shall become - either simultaneous or prior to the transfer of such assets - jointly and severally obligated to payment of the Bonds issued hereunder. Furthermore, the prohibitions and commitments to which this numeral refers shall not apply in the case of Essential Assets that are sold or disposed of because of technical failures, the end of their useful life, wear and tear, technology improvements, obsolescence or any other reason reasonable and necessary for the correct operation of the company, as determined by the management of the Issuer, and which are replaced as necessary for correct operation of the Company within a period of 90 days by others that meet the same functions or serve the same purpose as the foregoing.

viii) Not to make investment in instruments issued by related persons, as defined in article 100 of the Securities Market Law, nor perform other transactions with these persons outside of its usual business under conditions that are less favorable to the Issuer in relation to those reigning on the market, as provided in article 89 of the Companies Law. The Representative may request and the Issuer shall send thereto the information on the transactions with related persons as necessary to confirm compliance with the stipulations in this number.

ix) To make provisions for any adverse contingency that may adversely affect its business, financial situation or operating results, which should be reflected in the financial statements of the Issuer, if relevant, according to generally accepted accounting criteria of Chile.

x) To maintain a level of debt individually and on a consolidated basis where the ratio of Total Current Liabilities to Total Equity is no greater than
      0.7 For purposes of calculating this ratio, Total Current Liabilities shall be understood as the sum of items 5.21.00.00 and 5.22.00.00 of the individual and consolidated FECU of the Issuer (or, on an equivalent basis, the sum of items 21.000 and 22.000 in the case of the FECU format in effect through December 31, 2000), plus all debt or obligations with third parties of any nature that are secured by real and/or personal guarantees of any type granted by the Issuer or by any of its subsidiaries, including, but not limited to, collateral signatures, sureties, joint and several debt, pledges and mortgages. Total Equity shall be understood, on a consolidated basis, as the sum of (i) items
      5.21.00.00 and 5.22.00.00 of the consolidated FECU of the Issuer (or, on an equivalent basis, the sum of items 21.000 and 22.000, in the case of the FECU format in effect through December 31, 2000), plus (ii) items
      5.23.00.00 (Minority Interest or, on an equivalent basis, item 24.000 according to the FECU format in effect as of December 31, 2000) and
      5.24.00.00 (Total Equity, or an equivalent basis, item 23.000 according to the FECU format in effect as of December 31, 2000) of the consolidated FECU of the Issuer from the result of which the balance of the accounts receivable held by the Issuer against its parent company, Inversiones HQI Chile Holding Limitada, should be subtracted. Total Equity shall be understood to be, on an individual basis, the sum of (i) items 5.21.00.00 and 5.22.00.00 of the individual FECU of the Issuer (or, on an equivalent basis, the sum of items 21.000 and 22.000, in the case of the FECU format in effect through December 31, 2000), plus (ii) item

      5.24.00.00 (Total Equity or, on an equivalent basis, item 23.000 according to the FECU format in effect as of December 31, 2000) of the individual FECU of the Issuer from the result of which the balance of accounts receivable held by the Issuer against its parent company, Inversiones HQI Holding Limitada, should be subtracted. The Issuer should send the Representative the information that will confirm compliance with the financial ratio to which this clause refers provided the Representative so requests.

xi) To maintain at all times during the term of this Bond issue a minimum individual and consolidated Equity of 15,000,000 Unidades de Fomento. Equity is understood to be item 5.24.00.00 (Total Equity or, on an equivalent basis, item 23.000 according to the FECU format in effect as of December 31, 2000) of the individual and consolidated FECU of the Issuer.

xii) To contract and carry insurance that reasonably protects the operating assets of the Issuer according to usual practices of the industry in which the Issuer does business provided the respective insurance is available on domestic or international insurance markets under commercial conditions reasonable to the Issuer.

xiii) The Issuer may not conduct any other business other than the one contained in article fourth, Section I of its bylaws unless previously approved by the Representative.

CLAUSE FOURTEENTH: EVENTUAL MERGER, DIVISION AND TRANSFORMATION, CREATION OF DIRECT SUBSIDIARIES

i) Merger. In the event of a merger of the Issuer with one or more companies, either by creation or by incorporation, the new company that is incorporated or the absorbing company, as the case may be, shall assume each and every one of the obligations imposed upon the Issuer by this agreement while the Issuer promises to make its best efforts not to injure the risk rating of the Bonds issued hereunder as a result of the merger.

ii) Division. If the Issuer is divided, all companies arising from the division shall be jointly and severally liable for the obligations stipulated in this Agreement, even though it may be stipulated among them that the obligations to pay the Bonds shall be proportional to the amount of Equity of the Issuer allocated to each thereof under the division or some other proportion and further notwithstanding the lawful agreements they may make with the Representative.

iii) Transformation. If the Issuer changes its legal status, all obligations arising under the Indenture Agreement shall be applicable to the transformed company, without any exception.

iv) Creation of Subsidiaries. The Issuer shall communicate the creation of any direct subsidiary thereof to the Representative in no more than 30 days as from the date of incorporation of the subsidiary and the creation of such subsidiary shall not affect the rights of the Bondholders nor the obligations of the Issuer under the Indenture Agreement.

CLAUSE FIFTEENTH: DEFAULT BY THE ISSUER

The Issuer shall provide equal protection to all holders of Bonds issued hereunder. Accordingly, in defense of the interests of Bondholders, the Issuer expressly agrees that the Bondholders may, through the Representative under prior resolution of the Bondholders Meeting adopted by the quorum established in article 124 of the Securities Market Law, accelerate the unpaid balance and interest accrued on all of the Bonds in full in advance as if it were a due obligation should any one of the following events occur:

i) If the Issuer becomes delinquent or simply delays in the payment of principal on the Bonds or the interest owed on the Bonds and such payments are not made within three bank business days as from the date of the respective maturities, notwithstanding the obligation to pay the pertinent default interest pursuant to number seven of Clause Fourth hereof. A delay in collection incurred by the Bondholders shall not constitute a delinquency or simple delay.

ii) If any representation made by the Issuer in the instruments executed or signed on occasion of the reporting obligation derived from this agreement is or proves to be fraudulently false or incomplete.

iii) If the Issuer breaches any obligation acquired under Clause Thirteenth or Clause Fourteenth and such breach is not cured within 60 days following the date of written request for the same by the Representative by certified mail.

iv) If the Issuer ceases payment or suspends payments or acknowledges in writing the impossibility of paying its debts or makes a general assignment or abandonment of assets to the benefit of its creditors or petitions for its own bankruptcy; or if the Issuer is declared bankrupt by firm or final and binding judicial decision; or if any procedure is filed by or against the Issuer in order to declare it bankrupt or insolvent; or if any procedure is filed by or against the Issuer seeking its dissolution, liquidation, reorganization, a creditors meeting, proposals for a judicial or extrajudicial composition or payment arrangement pursuant to any bankruptcy or insolvency law; or if it petitions for the appointment of a receiver, auditor or other similar officer regarding the Issuer or a material part of the assets of any thereof, or if the Issuer adopts any measure to allow any of such acts, provided, in the case of a procedure against the Issuer, such procedure is not contested or disputed legitimately by the Issuer by reasonable written information before the courts of justice within 30 days following the commencement date of such procedure.

v) If the Issuer becomes delinquent or simply delays in the payment of any sum of money owed to banks or any other creditor under one or more obligations due or accelerated that exceed individually the equivalent to 500,000 unidades de fomento on the date of the respective calculation thereof and the Issuer fails to remedy this within 30 consecutive days following the date of delinquency or simple delay and/or such obligation has not been expressly extended on the date of payment thereof. A delinquency or simple delay will be considered to exist in the payment of any sum of money for these purposes when judicial collection actions have been served against the Issuer and the Issuer has not contested the pertinence and/or legitimacy of the collection by reasonable written information before the courts of justice within 30 days following the date it learns of the existence of the respective judicial action demanding payment of the alleged unpaid obligation or in such shorter procedural period that it has for the defense of its interests pursuant to law.

vi) If any obligation of the Issuer is accelerated (either by acceleration or for any other reason), provided it is not a prepayment normally foreseen prior to the stipulated expiration and provided, in any of the cases mentioned in this number, it is a question of one or more obligations that exceed individually 500,000 unidades de fomento on the date of the respective calculation. An obligation shall be considered to have been accelerated when judicial collection actions have been served against the Issuer and the Issuer has not contested the pertinence and/or legitimacy of the collection by reasonable written information before the courts of justice within 30 days following the date it learns of the existence of the respective judicial action demanding prepayment of the respective obligation or in such shorter procedural period it has for the defense of its interests pursuant to law.

vii) If the Issuer is dissolved or liquidated or it reduces its term of duration to a period shorter than the ultimate period for amortization and payment of the Bonds corresponding to this agreement.

                                   SECTION IV
                           BONDHOLDERS REPRESENTATIVE

CLAUSE SIXTEENTH: WAIVER, REMOVAL AND REPLACEMENT OF THE BONDHOLDERS REPRESENTATIVE.

The Bondholders Representative shall leave office by resignation or removal and revocation of the mandates thereof by the Bondholders Meeting. The representative may only resign before a Bondholders Meeting but such resignation may not be presented before the issue to which this agreement refers has been placed or, in default thereof, before expiration of the term for placement thereof. The Bondholders Meeting may always remove the Representative by revoking the mandate thereof without statement of cause. The same Bondholders Meeting that decides on the removal and revocation or acceptance of the resignation of the Representative should immediately appoint a replacement, who may take office upon acceptance of such position. There shall be no need to amend the Indenture Agreement in order to stipulate the substitution of the Representative, but such substitution should be informed to the Securities Registry and the Issuer on the business day following such substitution.

CLAUSE SEVENTEENTH: POWERS AND RIGHTS OF THE BONDHOLDERS REPRESENTATIVE

In addition to the powers corresponding thereto as attorney and those conferred thereupon by the Bondholders Meeting, the Representative shall have all attributions conferred thereupon by law and this agreement. The Representative shall in particular exercise all judicial actions to defend the common interests of the principals thereof. The Representative should express the majority intent of his principals in the claims and other judicial proceedings he conducts but shall not need to evidence such a fact; furthermore, there shall be no need to indicate the name of each of such principals nor specify them individually, sufficing therefore a statement of the capacity by which the Bondholders Representative is acting in the corresponding instruments. The Representative shall be empowered to examine the books and documents of the Issuer provided it is necessary to protect the interests of his principal and may attend shareholders meetings thereof without the right to vote. If the Bondholders Representative must assume the individual or collective representation of all or any of the Bondholders in the exercise of the actions applicable in defense of the interests of the Bondholders, it should first be supplied with the funds necessary to fulfill such assignment by the Bondholders themselves, including among such funds the funds for payment of fees and other judicial expenses.

CLAUSE EIGHTEENTH: DUTIES AND OBLIGATIONS OF THE BONDHOLDERS REPRESENTATIVE.

In addition to the duties and obligations imposed upon the Representative herein, the Bondholders Representative shall have all of the other obligations established by law. The Representative shall advise the Bondholders, by notice of meeting, of default on the obligations assumed by the Issuer hereunder within 45 Business Days as from the date it learns of such default. It shall also be obligated, upon request by the Bondholders, to provide the information on the essential antecedents of the Issuer that this latter must disclose pursuant to law and that might directly affect the Bondholders always provided such information has been sent previously thereto by the Issuer. The Representative shall maintain the secrecy of the business, antecedents and information it learns of in the exercise of its powers of inspection and shall be forbidden to reveal or disclose the reports, circumstances and details of such transactions except as strictly indispensable to performance of its functions. The Representative may not delegate its functions. The foregoing notwithstanding, the Representative shall not be obligated to incur expenses or risk its own funds in performance of its duties or in the exercise of the rights or powers that have been conferred thereupon except in the event of default on the obligations imposed thereupon by the law or this agreement. The Representative shall also verify at all times compliance by the Issuer with the terms, clauses and obligations of this agreement according to the information provided thereto. It is stipulated that the Bondholders Representative may request reports from the Issuer or the external auditors thereof that are required for an appropriate protection of the interests of the principals thereof and shall be entitled to be fully informed through documents at any time by the General Manager of the Issuer or the substitute thereof regarding everything related to the course of the Company's business.

CLAUSE NINETEENTH: LIABILITY OF THE BONDHOLDERS REPRESENTATIVE.

The Representative should act exclusively in the best interests of the principals thereof and shall be liable for ordinary negligence in performance of its office, notwithstanding the administrative and criminal liability imputable thereto. It is stipulated that the representations contained herein and in the certificates of the Bonds, except with regard to specific information on the Representative, must be considered representations made by the Issuer for which the Representative assumes no liability with respect to their accuracy or veracity.

CLAUSE TWENTIETH: REPORTING

As long as this issue is outstanding, the Bondholder shall be deemed informed of the transactions and financial statements of the Issuer through the reports and information that the Issuer shall provide to the Bondholders Representative and to the Superintendency. Such reports and information shall be the reports and information to be provided by the Issuer to the Superintendency pursuant to the Securities Market Law and other administrative rules and regulations complementing such law.

                       SECTION V. THE BONDHOLDERS MEETING

CLAUSE TWENTY-FIRST: THE BONDHOLDERS MEETING

A. The Bondholders shall meet in a Bondholders Meeting provided it is convened by the Representative as stipulated in article 122 et seq. of the Securities Market Law. For these purposes, the Representative may choose to convene a Bondholders Meeting in which the Series A and B holders vote separately, or to convene separate meetings to discuss matters that differentiate them. The Representative shall be obligated to make the convocation whenever it is requested in writing by Bondholders who represent at least 20% of the par value of the Bonds in circulation; upon request by the Issuer; and upon request by the Superintendency, notwithstanding the powers thereof to a make a direct convocation at any time; and when so warranted by the interests of the Bondholders, in the exclusive opinion thereof. In order to determine the Bonds in circulation and the par value thereof, the Issuer shall declare the number of Bonds underwritten placed in circulation, together with the par value thereof, by public deed that shall be annotated at the margin of the Indenture Agreement within 10 business days following the date when all thereof have been underwritten or on the expiration date of the term for placement. Absent such a declaration, it may be done at any time by the Representative with the information available thereto. In order to determine the Bonds in circulation before the term for underwriting thereof expires, the information shall be used that the Issuer should provide to the Representative within five business days following date when this latter requests such information. If said information is not provided in the aforesaid period by the Issuer to the Representative, the Representative shall use the information it has available for these purposes.

B. Notice of a Bondholders Meeting shall be given by the Representative through notices of convocation published on at least three different days in the newspaper El Mercurio of Santiago. The publication should be made within 20 days prior to the date set for the meeting and the first notice may not be published less than 15 days in advance of the meeting. In the event of suspension or disappearance of the designated newspaper from circulation, the publication shall be made in the Official Gazette.

C. The Bondholders Meeting shall be validly constituted under a first notice by the presence of holders representing at least an absolute majority of the Bonds in circulation, and under a second notice, by the Bondholders present. In both cases, resolutions shall be adopted by an absolute majority of the votes of those present, save the cases when the law requires a higher quorum. In any case, if the matter submitted to a decision of the meeting refers to the expiration date of the Bonds, the interest rate, adjustments, the type of amortization or conditions for redemption, the respective resolution should be adopted by the series A holders and by the series B holders. Each Bond in this issue shall confer upon the holder thereof the number of votes in any voting resulting from dividing the par value of the respective Bond by the maximum common divider existing between the different values of the Bonds in the series A and series B. For these purposes, the par values of the Bonds should be converted to pesos at the value of the Unidad de Fomento on the fifth business day prior to the date of the respective meeting, as applicable.

D. Bondholders Meetings may empower the Bondholders Representative to agree to reforms hereto with the Issuer that are specifically authorized under approval of two-thirds of the votes pertaining to the Bonds in this issue. In any case, no reform may be approved to this agreement without unanimous acceptance of the Bondholders if they refer to changes to the interest rates or adjustments or the dates of payment or the amount and expiration of the amortization of the debt.

E. The Bonds belonging to holders who are persons related to the Issuer, as established in article 100 of the Securities Market Law, shall be not be considered for purposes of the quorum and majorities required at meetings in the formation of the resolutions indicated in letter D above as well as in reference to articles 105, 112 and 120 of the Securities Market Law.

F. The election and/or re-election of the Representative, the revocation, removal or substitution of appointees or elected persons, the authorization for the acts required by law and in general all matters of common interest to the Bondholder shall be the subject of deliberation and resolution by a Bondholders Meetings.

G. The holders of bearer Bonds that have been registered in the special registries of the Issuer at least 5 business days in advance of the date of the respective meeting may participate in Bondholders Meetings. The proxy of any attorney representing the Bondholder should be set down in writing.

H. The deliberations and resolutions of the Bondholders Meeting shall be set down in a special minutes book that shall be kept by the Representative and each minutes shall be signed by at least three of the Bondholders present at the meeting and by all those present if less than three, in addition to the signature of the Representative. Resolutions legally adopted at the Bondholders Meeting shall be binding upon all the Bondholders in the issue.

I. The expenses arising on occasion of a Bondholders Meeting, whether for the rental of rooms, equipment, notices or publications, shall be paid by the Issuer.

J. Bondholders may only exercise their rights individually in the cases and ways expressly authorized by the law.

K. Bondholders who exhibit the corresponding certificate or certificates of custody of such Bonds issued by a certified institution, provided the latter state the series and number and the certificate or certificates, the number of Bonds they include and the par value thereof, may be registered in the registry in order to take part in Bondholders Meetings. The certificate of custody exhibited by an attorney on behalf of a Bondholder together with a notarial power of attorney shall be deemed sufficient authority for all purposes of the respective meeting.

                                   SECTION VI
                                   PAYING BANK

CLAUSE TWENTY-SECOND: APPOINTMENT

The Paying Bank shall be Banco de Chile or the replacement or successor thereof, as stipulated hereinbelow, and the function thereof shall be to act as a deputy in the payment of interest and principal on the Bonds and to effectuate the other proceedings and actions necessary for such purpose. The Paying Bank may be replaced by public deed executed by and between the Issuer, the Bondholders Representative and the new Paying Bank. Such replacement shall take effect only once said deed is notified to the Paying Bank and annotated at the margin of the Indenture Agreement. The Paying Bank may not be replaced 30 days prior to an interest payment and/or amortization payment date. Banco de Chile may not be replaced as Paying Bank until it has been replaced as Bondholders Representative. In the event of replacement of the Paying Bank, the place of payment of the Bond shall be the place indicated in the deed of replacement or the domicile of the Issuer, if nothing is stated therein. Any change or substitution of the Paying Bank for any cause shall be communicated to Bondholders by notice published on two different days in a widely circulated newspaper in the country. If for any cause no replacement has been appointed at the time of an expiration, the principal and/or interest payments of the Bond shall be made at the main office of the Issuer.

CLAUSE TWENTY-THIRD: THE PAYING BANK SHALL MAKE PAYMENTS BY ORDER AND ACCOUNT OF THE ISSUER.

The Paying Bank shall make the payments by order and account of the Issuer, who should have sufficient funds available for such purpose in its current account opened in such bank two bank business days in advance of the date when the respective payment should be made. For purposes of the relations between the Issuer and the Paying Bank, whoever presents the Bonds for collection shall be presumed to be the legitimate holder thereof. Payments shall be made in the principal office of the Paying Bank, currently located in this city, during normal bank hours for the public. If the payment date does not fall on a bank business day, payment shall be made on the next succeeding bank business day after such payment date. The paid certificates and coupons, which will be separated and duly cancelled, shall remain in the offices of the Paying Bank available to the Issuer. If the Paying Bank does not receive the funds for payment of interest and principal on the Bonds when due, it shall not make payment without any liability thereto. If the Paying Bank has not received sufficient funds to make all of the aforesaid payments, it shall not make any partial payments. The Issuer shall indemnify the Paying Bank for damages suffered by such bank in the performance of its functions as such when such damages are due to the negligence or fault of the Issuer itself. The Paying Bank shall be liable to the Bondholders and to the Issuer for its guilt in the damages suffered thereby.

                                   SECTION VII
                               GENERAL PROVISIONS

CLAUSE TWENTY-FOURTH: PERSONS AUTHORIZED TO SIGN CERTIFICATES

For purposes of Clause Fifth, number 12 hereof, Bond certificates shall be signed by:

(a) On behalf of the Issuer, any one of Messrs. Guillermo Espinoza Ihnen, Real Paul-Hus, Fernando Abara Elias, Julian Nino de Miguel or Gonzalo Delaveau Swett.

(b) On behalf of the Bondholders Representative, any one of Messrs. Jose Izquierdo Walker, Felipe Figueroa Candia, Jorge Diaz Pefaur, Guido Munoz Mora or Hernan Jorquera Herrera.

CLAUSE TWENTY-FIFTH: ARBITRATION

The differences arising on occasion of the Bond issue to which this agreement refers, the effectiveness or extinction hereof, whether arising among the Bondholders or the representative thereof or between the latter and the Issuer, shall be submitted to the decision of a mixed arbitrator. This arbitration may be prosecuted by the Issuer or by the Bondholders Representative, this latter acting by virtue of office or under resolution adopted by the Bondholders Meeting pursuant to letter C of Clause Twenty-first hereof. The arbitration may also be prosecuted individually by any of the Bondholders in the case of objections to the validity of certain resolutions adopted by the Bondholders Meeting, disputes arising between the Bondholders and the Representative or the defense of such rights conferred upon them by law for individual exercise. The respective arbitrator shall be appointed by the disputing parties and in absence of agreement, the appointment thereof shall be made by the ordinary courts, in which case the appointment should fall upon an attorney who has been a professor in the subject of civil law or commercial law at the University of Chile or the Pontifical Catholic University of Chile for at least three years. There shall be no remedy whatsoever against the resolutions rendered by the arbitrator except for the remedy of complaint. The foregoing is notwithstanding the unrelinquishable right of the Bondholders to resort to the ordinary courts.

CLAUSE TWENTY-SIXTH: DOMICILE.

For all purposes hereof, the Parties elect their domicile as the city and borough of Santiago.

CLAUSE TWENTY-SEVENTH: STIPULATION

It is stipulated that no extraordinary trustee, custodian or rating experts need to be appointed for this Bond issue in accordance with article 112 of the Securities Market Law.

CLAUSE TWENTY-EIGHTH: SUBSIDIARY RULES AND INHERENT RIGHTS

The pertinent laws and regulations shall apply in subsidy to the stipulations herein as well as the rules, rulings and instructions issued now or in the future by the Superintendency.

AUTHORITY:

The authority of Mr. Guillermo Espinoza Ihnen to act on behalf of HQI Transelec Chile S.A. is evidenced in the resolution of the Board of Directors adopted at a meeting held February 2, 2001, executed to public deed on that same date in the Santiago Notarial Office of Mr. Fernando Opazo Larrain.

The authority of Mr. Jose Izquierdo Walker to represent Banco de Chile is evidenced in the public deed dated January 27, 1989, all extended before the Santiago Notary Public Mr. Rene Benavente Cash.

Moreover, the authority of Mr. Jorge Diaz Pefaur to act on behalf of Banco de Chile is evidenced in the public deed dated September 13, 1991, notarized by Mr. Rene Benavente Cash of Santiago.

In witness whereof, the parties sign after reading. This deed is annotated in my repertory on even date under No. 4668. I attest.


/s/ Guillermo Espinosa Ihnen
------------------------------
Guillermo Espinosa Ihnen
for HQI TRANSELEC CHILE S.A.


/s/ Jose Izquierdo Walker
------------------------------
Jose Izquierdo Walker
for BANCO DE CHILE


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


/s/ Jorge Diaz Pefaur
------------------------------
Jorge Diaz Pefaur
for BANCO DE CHILE


                                       32